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                                                                   Exhibit 99.14

                  Consent of Person About to Become a Director
      (Pursuant to Rule 438 under the Securities Act of 1933, as amended)

      In connection with a Form S-4 filed by Corporate Property Investors, Inc. ("CPI") and Corporate Realty Consultants, Inc. ("CRC") with the Securities and
Exchange Commission (File Nos. 333-      and 333-      ) (the "Registration
Statement"), I, M. Denise DeBartolo York, expect to be elected to the Board of Directors of CPI and CRC, as described therein. As of the effective time of the Registration Statement, I will not be a member of the Board of Directors of CPI or CRC, and I am not required to sign the Registration Statement.

      I hereby consent to being named in the Registration Statement as a future member of CPI and CRC's Boards of Directors, and to filing of the Registration Statement as contemplated by CPI and CRC.


                                          /s/ M. Denise DeBartolo York
                                          --------------------------------------
                                          M. Denise DeBartolo York

August 13, 1998